Exhibit 99.1

News Release	Zep Inc.
1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc.’s Stockholders Approve Merger with New Mountain Capital

(ATLANTA — June 25, 2015) — Zep Inc. (NYSE: ZEP), a leading consumable packaged goods company that manufactures a wide variety of high performance maintenance and cleaning chemicals, announced that its stockholders approved the previously announced merger with an affiliate of New Mountain Capital, L.L.C. at its special meeting of stockholders held today.

Based on the tabulation of the stockholder vote, approximately 99.30% of the total votes cast, which represents approximately 80.66% of the total shares outstanding as of the May 22, 2015 record date for the special meeting, were voted in favor of the merger.

Under the terms of the Merger Agreement, Zep’s stockholders will receive $20.05 in cash per share at the closing of the transaction. The transaction remains subject to customary closing conditions and is expected to close on June 26, 2015.

Zep’s stockholders also approved, on an advisory (non-binding) basis, the compensation that will or may become payable to Zep’s named executive officers in connection with the merger.

Cautionary Statement Regarding Forward-Looking Information

This communication contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this filing include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to satisfy any of the conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

About Zep Inc.

Zep Inc., with fiscal year 2014 net sales of approximately $700 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 63% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Zep Automotive®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands. Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia.  Visit our website at www.zepinc.com.

About New Mountain Capital

New Mountain Capital is a New York-based private equity firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity, and credit funds with over $15 billion in aggregate capital commitments. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit www.newmountaincapital.com.

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com